UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 12, 2016

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Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)
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Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2016, Cross Country Healthcare, Inc. (“CCH”) announced that William J. Burns, the Chief Financial Officer of the Company, is taking a medical leave of absence. In connection with Mr. Burns’ leave of absence, on October 12, 2016, the CCH Board of Directors appointed Christopher Pizzi, the Company’s Corporate Controller, as acting Chief Financial Officer.

Mr. Pizzi, age 45, has been Corporate Controller of the Company since December 1, 2014. From September 2013 to December 2014, Mr. Pizzi served as Assistant Vice President, Corporate Finance and Accounting at Health Management Associates, Inc. (“HMA”), Director of Corporate Accounting at HMA from January 2011 to September 2013, and Assistant Corporate Controller at HMA from April 2006 to January 2011.

There are no arrangements or understandings between Mr. Pizzi and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Pizzi’s base salary will be $220,000 per year while he is the acting Chief Financial Officer, and on an annual basis he is eligible to receive a target of 40% of his base salary as a short term incentive and 40% of his base salary in long-term incentive compensation pursuant to plans approved by the Company.  He is an at-will employee. Mr. Pizzi participates in certain benefit programs and plans of CCH. He is also subject to a confidentiality, nonsolicit and non-compete agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

October 12, 2016	By:	/s/ William J. Grubbs
William J. Grubbs
Chief Executive Officer

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